Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces Third Quarter 2013 Financial Results

•                  Total revenue of $47.6 million, up 19% year-over-year

•                  GAAP operating income of $1.3 million; non-GAAP operating income of $6.7 million

•                  GAAP EPS of $0.04; non-GAAP EPS of $0.16, up 23% year-over-year

•                  Adjusted EBITDA of $7.3 million, representing an adjusted EBITDA margin of 15.2%

Orange, Conn., November 5, 2013 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of Communications Lifecycle Management (CLM) software and related services, today announced financial results for its third quarter ended September 30, 2013.

“We are pleased with our execution during the third quarter and the ongoing high level of customer demand.  The combination of these factors led to strong quarterly customer additions, as well as significant success in expanding our relationships with global customers, as Tangoe continues to expand its global market leadership,” stated Al Subbloie, president and CEO of Tangoe.  “Looking forward, we continue to be optimistic about the company’s future, which is supported by our initial guidance of strong revenue growth and profitability for the full year 2014.”

Third Quarter 2013 Financial Highlights

•                  Revenue: Total revenue for the third quarter was $47.6 million, an increase of 19% on a year-over-year basis.  Recurring technology and services revenue was $42.6 million, an increase of 18% on a year-over-year basis.  Strategic consulting, software licenses and other services revenue contributed the remaining $5.0 million of total revenue for the third quarter of 2013.

•                  Operating Income: GAAP operating income for the third quarter was $1.3 million, compared to GAAP operating income of $0.9 million for the third quarter of 2012.  Non-GAAP operating income for the third quarter was $6.7 million, compared to $5.5 million for the third quarter of 2012.

•                  Net Income: GAAP net income for the third quarter was $1.6 million, compared to $0.6 million of net income for the same period last year.  GAAP diluted income per share for the third quarter was $0.04, based on 40.9 million weighted-average diluted shares outstanding, compared to income per share of $0.01, based on 41.0 million weighted-average diluted shares outstanding, for the same period last year.

Non-GAAP net income for the third quarter was $6.7 million, up 24% compared to $5.4 million for the third quarter of 2012.  Non-GAAP diluted net income per share for the third quarter was $0.16 based on 40.9 million weighted-average diluted shares outstanding compared to $0.13 per share based on 41.0 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the third quarter was $7.3 million, an increase of 21% compared to $6.0 million for the third quarter of 2012.  Adjusted EBITDA margin was 15.2% for the third quarter of 2013, an increase compared to a 15.0% margin for the same period last year.

•                  Cash and Cash Flow: As of September 30, 2013, Tangoe had cash and cash equivalents of $42.3 million, a decrease of $1.8 million from the end of the prior quarter due primarily to the payment during the quarter of deferred purchase price obligations for acquisitions, which was partially offset by the proceeds from the exercise of stock options and the generation of unlevered free cash flow.

The company generated $5.9 million in net cash from operations for the third quarter of 2013, compared to $6.0 million during the third quarter of 2012.  The company generated $5.1 million in unlevered free cash flow for the quarter, compared to $5.4 million during the third quarter of 2012.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of November 5, 2013, Tangoe is providing guidance for its fourth quarter and full year 2013.  In addition, the company is establishing its initial guidance for the full year 2014.

•                  Fourth Quarter 2013 Guidance: Total revenue is expected to be in the range of $49.9 million to $50.4 million.  Adjusted EBITDA is expected to be in the range of $8.4 million to $8.6 million.  Non-GAAP net income per share is expected to be approximately $0.18 based on approximately 41.3 million weighted-average diluted shares outstanding.

•                  Full Year 2013 Guidance: Total revenue is expected to be in the range of $188.8 million to $189.3 million.  Adjusted EBITDA is expected to be in the range of $29.7 million to $29.9 million.  Non-GAAP net income per share is expected to be approximately $0.65 based on approximately 40.7 million weighted-average diluted shares outstanding.

•                  Full Year 2014 Guidance: Total revenue is expected to be in the range of $220.0 million to $224.0 million.  Adjusted EBITDA is expected to be in the range of $37.0 million to $39.0 million.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EST to review the company’s financial results for the third quarter 2013 and business outlook. To access this call, dial 800.829.9048 (United States), or 913.312.0968 (international), with conference ID

#2300601. A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through November 19, 2013, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is #2300601.

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of Communications Lifecycle Management (CLM) software and services to a wide range of global enterprises. CLM encompasses the entire lifecycle of an enterprise’s communications assets and services, including planning and sourcing, procurement and provisioning, inventory and usage management, mobile device management, real time telecommunications expense management, invoice processing, expense allocation and accounting, forward and reverse logistics and asset decommissioning and disposal. Tangoe’s Communications Management Platform (CMP) is an on-demand suite of software designed to manage and optimize the complex processes and expenses associated with this lifecycle for both fixed and mobile communications assets and services. Tangoe’s customers can also manage their communications assets and services by engaging Tangoe’s client service group.

Additional information about Tangoe can be found at www.tangoe.com. Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income plus interest expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and, for 2013 only, restructuring charge; less amortization of leasehold interest, interest income and, for 2013 only, other income.

Non-GAAP operating income excludes stock-based compensation expense, amortization of intangible assets and, for 2013 only, restructuring charge.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, and, for 2013 only, restructuring charge and other income.  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments, less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on August 9, 2013. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013

Revenue:
Recurring technology and services	$36,138	$42,623	$98,969	$124,056
Strategic consulting, software licenses and other	4,000	4,997	11,573	14,831
Total revenue	40,138	47,620	110,542	138,887

Cost of revenue:
Recurring technology and services	16,696	19,019	45,809	56,645
Strategic consulting, software licenses and other	1,588	2,327	4,835	6,353
Total cost of revenue	18,284	21,346	50,644	62,998

Gross profit	21,854	26,274	59,898	75,889

Operating expenses:
Sales and marketing	6,275	8,504	17,732	24,101
General and administrative	8,083	8,953	21,830	25,749
Research and development	4,263	4,907	12,126	14,656
Depreciation and amortization	2,297	2,586	6,168	7,623
Restructuring charge	—	—	—	654
Income from operations	936	1,324	2,042	3,106

Other income (expense), net
Interest expense	(256)	(89)	(683)	(352)
Interest income	22	15	60	50
Other income	—	327	—	1,093
Income before income tax provision	702	1,577	1,419	3,897
Income tax provision	121	22	308	668
Net income	$581	$1,555	$1,111	3,229

Net income per common share:
Basic	$0.02	$0.04	$0.03	$0.09
Diluted	$0.01	$0.04	$0.03	$0.08

Weighted average number of common shares:
Basic	37,410	37,698	36,079	37,546
Diluted	40,963	40,872	39,616	40,240

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,	September 30,
	2012	2013
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,211	$42,258
Accounts receivable - net	38,309	40,656
Prepaid expenses and other current assets	3,384	5,177
Total current assets	91,904	88,091
COMPUTERS, FURNITURE AND EQUIPMENT-NET	3,999	4,248

OTHER ASSETS:
Intangible assets-net	44,249	38,766
Goodwill	65,825	65,993
Security deposits and other non-current assets	1,291	981
TOTAL ASSETS	$207,268	$198,079

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,128	$9,494
Accrued expenses	12,035	9,442
Deferred revenue-current portion	9,648	9,695
Notes payable-current portion	22,443	3,372
Other current liabilities	305	533
Total current liabilities	53,559	32,536

OTHER LIABILITIES:
Deferred rent and other non-current liabilities	3,543	3,477
Deferred revenue-less current portion	1,415	1,566
Notes payable-less current portion	131	201
Total liabilities	58,648	37,780

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock	4	4
Additional paid-in capital	191,581	200,762
Warrants for common stock	10,610	10,610
Accumulated deficit	(53,757)	(50,528)
Other comprehensive gain (loss)	182	(549)
Total stockholders’ equity	148,620	160,299
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$207,268	$198,079

TANGOE, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	For the Nine Months Ended
	September 30,
	2012	2013

Operating activities:
Net income	$1,111	$3,229
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt discount	570	280
Amortization of leasehold interest	(74)	(74)
Depreciation and amortization	6,168	7,623
Increase (decrease) in deferred rent liability	34	(36)
Amortization of marketing agreement intangible assets	119	194
Allowance for doubtful accounts	—	68
Deferred income taxes	75	282
Foreign exchange adjustment	40	(138)
Restructuring charge	—	654
Stock based compensation expense	6,539	9,773
Decrease in fair value of contingent consideration	—	(1,041)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(826)	(2,465)
Prepaid expenses and other assets	783	(1,048)
Other assets	(136)	127
Accounts payable	459	195
Accrued expenses	113	(1,656)
Deferred revenue	(1,440)	616
Net cash provided by operating activities	13,535	16,583
Investing activities:
Purchases of computers, furniture and equipment	(1,333)	(1,800)
Cash paid in connection with acquisitions, net of cash received	(38,410)	(19,543)
Net cash used in investing activities	(39,743)	(21,343)
Financing activities:
Repayment of debt	(2,986)	(745)
Proceeds from repayment of notes receivable	93	—
Proceeds from follow on offering, net of issuance costs	37,729	—
Repurchase of common stock	—	(6,235)
Proceeds from exercise of stock options and stock warrants	3,741	3,946
Net cash provided by (used in) financing activities	38,577	(3,034)

Effect of exchange rate on cash	(40)	(159)

Net increase (decrease) in cash and cash equivalents	12,329	(7,953)
Cash and cash equivalents, beginning of period	43,407	50,211
Cash and cash equivalents, end of period	$55,736	$42,258

TANGOE, Inc.

Calculation of Non-GAAP Operating  Income (Unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2012		2013		2012		2013
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Income from operations	$936	2.3%	$1,324	2.8%	$2,042	1.8%	$3,106	2.2%

Add:
Stock based compensation expense	2,755	6.9%	3,302	6.9%	6,539	5.9%	9,773	7.0%
Restructuring charge	—	0.0%	—	0.0%	—	0.0%	654	0.5%
Amortization of intangible assets	1,821	4.5%	2,082	4.4%	4,710	4.3%	6,176	4.4%
Non-GAAP income from operations	$5,512	13.7%	$6,708	14.1%	$13,291	12.0%	$19,709	14.2%

TANGOE, Inc.

Reconciliation of Net income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2012		2013		2012		2013
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Net income	$581	1.4%	$1,555	3.3%	$1,111	1.0%	$3,229	2.3%
Interest expense	256	0.6%	89	0.2%	683	0.6%	352	0.3%
Other income	—	0.0%	(327)	-0.7%	—	0.0%	(1,093)	-0.8%
Interest income	(22)	-0.1%	(15)	0.0%	(60)	-0.1%	(50)	0.0%
Income tax provision	121	0.3%	22	0.0%	308	0.3%	668	0.5%
Depreciation and amortization	2,297	5.7%	2,586	5.4%	6,168	5.6%	7,623	5.5%
Amortization of marketing agreement intangible assets	46	0.1%	72	0.2%	119	0.1%	194	0.1%
Amortization of leasehold interest	(25)	-0.1%	(25)	-0.1%	(74)	-0.1%	(74)	-0.1%
Stock based compensation expense	2,755	6.9%	3,302	6.9%	6,539	5.9%	9,773	7.0%
Restructuring charge	—	0.0%	—	0.0%	—	0.0%	654	0.5%
Adjusted EBITDA	$6,009	15.0%	$7,259	15.2%	$14,794	13.4%	$21,276	15.3%

TANGOE, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
Net income	$581	$1,555	$1,111	$3,229

Add:
Stock based compensation expense	2,755	3,302	6,539	9,773
Restructuring charge	—	—	—	654
Amortization of intangible assets	1,821	2,082	4,710	6,176
Amortization of debt discount	212	64	570	280
Other income	—	(327)	—	(1,093)
Non-GAAP net income	$5,369	$6,676	$12,930	$19,019

Non-GAAP net income per share: diluted	$0.13	$0.16	$0.33	$0.47

Fully diluted weighted average shares outstanding	40,963	40,872	39,616	40,240

TANGOE, Inc.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
Cost of revenue	$362	$529	$947	$1,609
Sales and marketing	586	978	1,455	2,747
General and administrative	1,643	1,551	3,727	4,664
Research and development	164	244	410	753
Total	$2,755	$3,302	$6,539	$9,773

TANGOE, Inc.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
Net cash provided by operating activities	$5,993	$5,933	$13,535	$16,583

Add:
Interest payments, net	22	24	94	65

Subtract:
Capital Expenditures	583	840	1,333	1,800
Unlevered Free Cash Flow	$5,432	$5,117	$12,296	$14,848

Investor Contact:

Seth Potter

ICR, Inc.

512.344.0277

investor.relations@tangoe.com

Media Contact:

Nikki Festa/Ariel Burch

PAN Communications, Inc.

617.502.4300

tangoe@pancomm.com